UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                   Amendment 1

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 12, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)


           Delaware                        0-26224               51-0317849
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (the "Company") on May 17, 2006 (the "Initial Form 8-K") to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed.

Miltex Holdings, Inc. was created on January 1, 2006 as a wholly owned subsidiary of ASP/ Miltex LLC. ASP/ Miltex LLC transferred the shares in all of its other subsidiaries to Miltex Holdings, Inc. in exchange for all of the shares of Miltex Holdings, Inc. After that date ASP/ Miltex LLC had no other assets or liabilities or did not have any other operations. The financial statements of ASP/ Miltex LLC essentially represent the entire business acquired by the Company on May 12, 2006. The entire business, for purposes of this document, is defined as Miltex Holdings, Inc. and Subsidiaries ("Miltex").


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

ASP/ Miltex LLC and Subsidiaries Consolidated Financial Statements as of and for the years ended December 31, 2005 and 2004 and Report of Independent Auditors

ASP/ Miltex LLC and Subsidiaries Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss), Changes in Member's Equity and Cash Flows for the three months ended March 31, 2005 and 2006 (unaudited)

(b)  Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and Miltex as of March 31, 2006

Unaudited Pro Forma Condensed Combined Statements of Operations of the Company and Miltex for the year ended December 31, 2005 and three months ended March 31, 2006

Notes to unaudited Pro Forma Condensed Combined Financial Information of the Company and Miltex

(c)  Exhibits

Exhibit Number    Description of Exhibit
--------------    ----------------------

23.1              Consent of PricewaterhouseCoopers LLP

ITEM 9.01(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


ASP/MILTEX LLC AND
SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

ASP/MILTEX LLC AND SUBSIDIARIES
INDEX
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                         PAGE(S)

REPORT OF INDEPENDENT AUDITORS .......................................         1

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets .......................................................         2

Statements of Operations and Other Comprehensive Income (Loss) .......         3

Statements of Changes in Members' Equity .............................         4

Statements of Cash Flows .............................................         5

Notes to Financial Statements ........................................      6-22

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and
Members of ASP/Miltex LLC


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and other comprehensive income (loss), changes in members' equity and cash flows present fairly, in all material respects, the financial position of ASP/Miltex LLC and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


March 30, 2006

ASP/MILTEX LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                          2005         2004
ASSETS
Current assets
   Cash                                               $   216,101  $   131,676
   Accounts receivable, net of allowance for
     doubtful accounts of $75,000 in 2005 and 2004      7,729,230    8,513,883
   Inventory                                           14,711,127   14,878,600
   Deferred income taxes                                1,660,572    1,622,630
   Prepaid expenses and other current assets              940,610    1,753,332
                                                      -----------  -----------
         Total current assets                          25,257,640   26,900,121

Other assets                                              383,727    1,088,453
Property and equipment, net                             7,298,620    7,756,983
Deferred financing costs, net                           1,197,083    1,595,357
Goodwill                                               38,897,136   38,897,136
Other intangible assets, net                           20,285,212   21,345,477
                                                      -----------  -----------
         Total assets                                 $93,319,418  $97,583,527
                                                      ===========  ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses              $ 8,535,948  $ 8,132,602
   Current portion of long-term debt                    6,428,449    5,526,700
                                                      -----------  -----------
         Total current liabilities                     14,964,397   13,659,302

Long-term debt                                         23,087,509   30,830,414
Other liabilities                                         684,304      703,059
Deferred income taxes                                   6,751,082    7,410,557
                                                      -----------  -----------
         Total liabilities                             45,487,292   52,603,332

Commitments and contingencies
Members' equity                                        47,832,126   44,980,195
                                                      -----------  -----------
         Total liabilities and members' equity        $93,319,418  $97,583,527
                                                      ===========  ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE INCOME (LOSS) YEARS ENDED
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                         2005          2004

Net sales                                             $61,981,119  $59,296,703
Cost of sales                                          35,624,301   35,250,306
                                                      -----------  -----------
      Gross profit                                     26,356,818   24,046,397
                                                      -----------  -----------

OPERATING EXPENSES
Selling, general and administrative                    13,962,945   13,902,346
Depreciation and amortization                           1,498,020    1,476,154
                                                      -----------  -----------
      Total operating expenses                         15,460,965   15,378,500
                                                      -----------  -----------
      Income from operations                           10,895,853    8,667,897
                                                      -----------  -----------

OTHER INCOME (EXPENSE)
Interest expense                                       (3,321,930)  (3,242,868)
Gain (loss) on forward foreign
  exchange contracts, net                              (2,828,498)   1,330,822
                                                      -----------  -----------
      Total other expense, net                         (6,150,428)  (1,912,046)
                                                      -----------  -----------
      Income before provision for income taxes          4,745,425    6,755,851
Provision for income taxes                              1,811,764    2,238,437
                                                      -----------  -----------
      Net income                                        2,933,661    4,517,414
                                                      -----------  -----------

OTHER COMPREHENSIVE INCOME (LOSS)
Minimum pension liability, net of taxes of
  $(39,056) and $14,353, respectively                     (63,723)      28,655
Foreign currency translation adjustment, net of
  taxes of $(11,037) and $4,695, respectively             (18,007)       7,659
                                                      -----------  -----------
      Total other comprehensive (loss) income             (81,730)      36,314
                                                      -----------  -----------
      Comprehensive income                            $ 2,851,931  $ 4,553,728
                                                      ===========  ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                             ACCUMULATED
                                                               OTHER             TOTAL
                               MEMBERS'       RETAINED      COMPREHENSIVE        MEMBERS'
                               INTEREST       EARNINGS      INCOME (LOSS)        EQUITY

BALANCE, JANUARY 1, 2004     $ 30,523,011  $ 9,922,442      $    (83,986)     $40,361,467

Contributions                      65,000            -                 -           65,000
Other comprehensive income              -            -            36,314           36,314
Net income                              -    4,517,414                 -        4,517,414
                             ------------  -----------      ------------      -----------
BALANCE, DECEMBER 31, 2004     30,588,011   14,439,856           (47,672)      44,980,195
Other comprehensive income              -            -           (81,730)         (81,730)
Net income                              -    2,933,661                 -        2,933,661
                             ------------  -----------      ------------      -----------
BALANCE, DECEMBER 31, 2005   $ 30,588,011  $17,373,517      $   (129,402)     $47,832,126
                             ============  ===========      ============      ===========





                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                         2005           2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                          $  2,933,661    $ 4,517,414
Adjustments to reconcile net income to
  net cash provided by operating activities
    Depreciation and amortization                      2,090,687      2,009,281
    Amortization of financing costs                      398,274        398,274
    Unrealized gain (loss) on forward
      foreign exchange contracts, net                  2,206,953      2,434,365
   Unrealized loss on interest rate swap contracts             -       (159,816)
   Provision for doubtful accounts                             -        (97,000)
   Provision for obsolete inventory                       16,374        245,107
   Deferred income taxes                                (647,324)      (808,388)
   Loss on sales of property and equipment                73,921         71,387
   Changes in operating assets and liabilities
      Accounts receivable                                784,653      (1,494,62)
      Inventory                                          151,099      (1,893,86)
      Prepaid expenses and other current assets          164,604        (54,065)
      Other assets                                        25,955        (52,910)
      Accounts payable and accrued expenses             (506,821)     2,386,335
      Other liabilities                                 (121,534)      (275,261)
                                                    ------------    -----------
          Net cash provided by operating activities    7,570,502      7,226,237
                                                    ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale of property and equipment                 3,208              -
Purchases of property and equipment                     (581,740)      (973,854)
                                                    ------------    -----------
          Net cash used in investing activities         (578,532)      (973,854)
                                                    ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings on credit facilities          8,973,854     13,622,672
Payments on borrowings on credit facilities          (15,852,355)   (19,881,199)
Contributions from members                                     -         65,000
                                                    ------------    -----------
          Net cash used in financing activities       (6,878,501)     (6,193,52)
                                                    ------------    -----------
Effect of exchange rate changes on cash                  (29,044)        12,354
                                                    ------------    -----------
          Net increase in cash                            84,425         71,210

CASH
Beginning of year                                        131,676         60,466
                                                    ------------    -----------
End of year                                         $    216,101    $   131,676
                                                    ============    ===========

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOWS INFORMATION
Cash paid for interest                              $  2,384,018    $ 3,199,950
                                                    ============    ===========
Cash paid for income taxes                          $  2,862,606    $   945,011
                                                    ============    ===========

NONCASH INVESTING ACTIVITIES
Investment in a capital lease                       $     37,345    $    17,511
                                                    ============    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


1.      ORGANIZATION AND BUSINESS

        ASP/Miltex LLC, together with its wholly-owned subsidiaries, ASP/Miltex Group Holdings, Inc. and Miltex Dental, Inc. (collectively, the "Company"), is a manufacturer and distributor of medical and dental instruments to health care product dealers throughout domestic and international markets. The subsidiaries of ASP/Miltex Group Holdings, Inc. are, ASP/Miltex Holdings, Inc., Miltex, Inc., Miltex Technologies, Inc., Miltex GmbH and Meisterhand Instrument GmbH, a subsidiary of Miltex GmbH acquired in January 2005. The subsidiaries of Miltex Dental, Inc. are, Miltex Dental Technologies, Inc., Miltex Dental Instruments, Inc. and Endosolutions, Inc.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION
        The consolidated financial statements include the accounts of ASP/Miltex LLC and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

        USE OF ESTIMATES
        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and consolidated liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and consolidated expenses during the reporting period. Significant estimates made by management include allowance for doubtful accounts, inventory obsolescence, depreciation, amortization and accrued expenses. Actual consolidated results could differ from those estimates.

        INVENTORY
        Inventory, consisting of raw material, work in process and merchandise for resale, is stated at the lower of cost or market. Cost is determined using the weighted average method.

        At each balance sheet date, the Company evaluates ending inventories for excess and obsolete quantities. This evaluation includes analyses of historical sales levels by product, projections of future demand and general market conditions. To the extent that management determines there are excess or obsolete quantities, valuation reserves are recorded against all or a portion of the value of the related products to adjust their carrying value to estimated net realizable value.

        DEFERRED FINANCING COSTS
        The costs related to the issuance of credit facilities are capitalized and amortized using the effective interest method over the term of the related borrowings. Amortization expense included as a component of interest expense at December 31, 2005 and 2004 was approximately $398,000, and accumulated amortization for the years then ended was approximately $2,253,000 and $1,855,000, respectively.

        PROPERTY AND EQUIPMENT
        Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which primarily range from 5 to 12 years for equipment and 15 to 39 years for buildings and improvements.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


        CASH
        The Company includes cash, interest-bearing cash accounts and petty cash in the cash account on the balance sheet.

        ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS
        Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support its receivable. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in the existing accounts receivable. The allowance is determined based on a review of individual accounts for collectibility, generally focusing on those accounts that are past due. The current year expense to adjust the allowance for doubtful accounts is recorded within selling, general and administrative expenses in the statements of operations and other comprehensive income (loss). Account balances are charged against the allowance when it is probable the receivable will not be recovered.

        GOODWILL AND INDEFINITE LIVED INTANGIBLE ASSETS
        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"), the Company ceased amortizing goodwill and indefinite lived intangible assets as of January 1, 2002. Goodwill and indefinite lived intangible assets is tested for impairment annually on December 31 or whenever events or changes have occurred that would suggest an impairment of carrying value. An impairment would be recognized when the carrying amount of goodwill and indefinite lived intangible assets exceeds its implied fair value. The Company has identified no such impairment losses.

        INTANGIBLE ASSETS
        Intangible assets are comprised of patents, customer lists, trademarks and trade names, product supply agreements and copyrights and are recorded at cost. Amortization of these assets is recorded using the straight-line method over lives ranging from 3 to 30 years. The Company continually reviews its intangible assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment would be recognized when expected future operating cash flows are lower than the carrying value. The Company has identified no such impairment losses.

        ASSET RECOVERABILITY
        In accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS No 144"), the Company reviews the realizability of long-lived assets, including property and equipment, whenever events or circumstances occur which indicate recorded costs may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company has identified no such impairment losses.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


        INCOME TAXES
        The Company recognizes deferred income tax assets and liabilities for ASP/Miltex Group Holdings, Inc. and Miltex Dental, Inc., which are recognized as C corporations for income tax purposes. Deferred income taxes are recognized for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or corporate income tax returns. Deferred income tax assets and liabilities are determined based on differences between financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the period in which the differences are expected to reverse.

        SIGNIFICANT CONCENTRATIONS
        Financial instruments which potentially subject the Company to credit risk principally consist of trade receivables. A substantial portion of the Company's sales and accounts receivables are from its 10 largest customers. At December 31, 2005 and 2004, approximately 54% and 66%, respectively, of accounts receivables were due from these customers. Sales from these customers for 2005 and 2004 were approximately 49% and 58%, respectively.

        The Company currently buys a significant portion of its products from overseas suppliers primarily in Germany and Japan. Changes in market conditions could affect operating results as approximately 80% and 77% of purchases were purchased from these overseas suppliers at December 31, 2005 and 2004, respectively.

        REVENUE RECOGNITION
        The Company recognizes revenues when the goods are shipped, the title and risk of loss has transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured. Some customers receive rebates upon attaining established sales volumes. Management records these rebate costs as a reduction of revenue based on its assessment of the likelihood that these volumes will be attained.

        SHIPPING AND HANDLING FEES
        Shipping and handling fees that are collected from our customers in connection with our sales are recorded as revenue and were $538,147 and $466,617 for the years ending December 31, 2005 and 2004, respectively. The costs incurred with respect to shipping and handling fees are recorded as cost of sales and were $1,290,666 and $1,219,030 for the years ending December 31, 2005 and 2004, respectively.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        The fair value of the Company's financial instruments, including accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate cost because of their short maturities. The fair value of the debt approximates its carrying amount based upon current market conditions and interest rates.

        DERIVATIVE INSTRUMENTS
        The Company accounts for derivative financial instruments in accordance with SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"). SFAS 133, as amended, requires that all derivative instruments be recorded on the balance sheet at fair value as either assets or liabilities. Since the Company's derivative instruments do not qualify for hedge accounting, changes in fair value of the derivatives are recognized in earnings.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


        The Company uses derivative financial instruments principally to manage the risk that changes in interest rates will affect the amount of its future interest payments and, with regard to foreign currency exchange rates, to manage the risk that changes in exchange rates will affect the amount of unremitted future payments for goods received from its overseas suppliers.

        FOREIGN CURRENCY TRANSLATION

        The financial statements of the Company's foreign subsidiary are translated into United States dollars for consolidation and reporting purposes. Current rates of exchange are used to translate assets and liabilities, except for certain liabilities denominated in United States dollars which are translated at the historical rates in effect on the transaction dates. Revenues and expenses are translated at rates which approximate the rates in effect on the transaction dates. Cumulative translation adjustments are reflected as a separate component of members' equity. Transaction gains or losses are included in the determination of income.

        STOCK OPTIONS
        As permitted by Statement of Financial Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS No. 123"), the Company has chosen to apply APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plans.

        For pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Following is the after tax expense effect of the application of the Black-Scholes valuation:

                                                         2005          2004

        Net income                                  $   2,933,661  $ 4,517,414
        Less: Total stock based employee
          compensation expense, net of related
          tax effects of $7,103 and $7,298                 10,655       10,947
                                                    -------------  -----------
              Net income, pro forma                 $   2,923,006  $ 4,506,467
                                                    =============  ===========

        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
        In November 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 151, INVENTORY COSTS -- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. This standard provides clarification that abnormal amounts of idle facility expense, freight, handling costs, and spoilage should be recognized as current-period charges. Additionally, this standard requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this standard are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. This standard will not have a material impact on the Company's financial statements.

        On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), SHARE-BASED PAYMENT ("FAS 123(R)"). FAS 123(R) revised FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("FAS 123") and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. FAS 123(R) must be adopted by nonpublic companies starting with the first annual period that begins after December 15, 2005. The Company is evaluating the requirements of FAS 123(R) and will adopt the statement in 2006.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        In March 2005, the FASB issued FIN 47, ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS (an interpretation of SFAS No. 143). FIN 47 provides clarification with respect to the timing of liability recognition for legal obligations associated with retirement of tangible long-lived assets when the timing and/or method of settlement of the obligation is conditional on a future event. FIN 47 requires that the fair value of a liability for a conditional asset retirement obligation be recognized in the period in which it occurred if a reasonable estimate of fair value can be made. The adoption of FIN 47 at December 31, 2005 had no impact on the Company's statements of operations and other comprehensive income (loss), cash flows or its balance sheet.

        RECLASSIFICATIONS
        Certain prior year amounts have been reclassified for consistent presentation.

3.      RESTRUCTURING

        On August 22, 2005, Company's management announced a plan to consolidate the operations from the Missoula, MT manufacturing facility into the York, PA facility. The consolidation was completed on January 31, 2006, and the Missoula facility has been placed on the market for sale. The costs associated with the move are anticipated to be approximately $241,000, of which approximately $138,000 was incurred during 2005 and is included in selling, general and administrative expenses. This amount is included in accrued expenses at December 31, 2005 and principally related to employee termination costs.

4.      INVENTORY

        Inventory consisted of the following at December 31:

                                                    2005             2004

        Raw material                           $     367,896     $   457,055
        Work in process                            1,118,138         790,195
        Merchandise for resale                    14,130,093      14,519,976
                                               -------------     -----------
                                                  15,616,127      15,767,226
        Less: Allowance for obsolescence            (905,000)       (888,626)
                                               -------------     -----------
                                               $  14,711,127     $14,878,600
                                               =============     ===========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


5.    PROPERTY AND EQUIPMENT, NET

      Property and equipment consisted of the following at December 31:

                                                   2005              2004

       Land                                    $    625,000    $     625,000
       Building and improvements                  3,533,946        3,520,977
       Machinery and equipment                    4,364,981        4,113,758
       Computer equipment                         2,067,449        1,931,324
       Furniture and fixtures                       800,328          792,117
       Construction in progress                      64,816           22,921
       Equipment under capital lease                 55,066           17,511
                                               ------------     ------------
             Property and equipment, gross       11,511,586       11,023,608
       Less: Accumulated depreciation and
         amortization                            (4,212,966)      (3,266,625)
                                               ------------     ------------
             Property and equipment, net       $  7,298,620     $  7,756,983
                                               ============     ============

        Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $1,000,319 and $929,595, respectively.

        In connection with the facility consolidation (Note 3), the Company disposed of certain equipment. Losses on sales of property and equipment, including losses associated with the facility consolidation, for the years ended December 31, 2005 and 2004 was $73,921 and $71,387, respectively.

6.      OTHER INTANGIBLE ASSETS, NET

        Other intangible assets consisted of the following at December 31:

                                                                           2005
                                                      ----------------------------------------------
                                                                        ACCUMULATED
                                           LIVES          COST         AMORTIZATION          NET
        INTANGIBLE ASSETS SUBJECT
          TO AMORTIZATION
        Trademarks and trade names          10-30     $17,528,232     $   3,393,239     $14,134,993
        Customer list                        5-20       4,906,000         1,527,300       3,378,700
        Patents                              5-20         814,138           424,619         389,519
                                                      -----------     -------------     -----------
              Total intangible assets
              subject to amortization                  23,248,370         5,345,158      17,903,212

        INTANGIBLE ASSETS NOT SUBJECT
          TO AMORTIZATION
        Product supply agreement                        2,382,000                 -       2,382,000
                                                      -----------     -------------     -----------
              Intangible assets, net                  $25,630,370     $   5,345,158     $20,285,212
                                                      ===========     =============     ===========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                           2004
                                                      ----------------------------------------------
                                                                        ACCUMULATED
                                           LIVES          COST         AMORTIZATION          NET

        INTANGIBLE ASSETS SUBJECT
          TO AMORTIZATION
        Trademarks and trade names          10-30     $17,508,031      $  2,800,267     $14,707,764
        Customer list                        5-20       4,906,000         1,176,100       3,729,900
        Patents                              5-20         849,108           323,295         525,813
                                                      -----------      ------------     -----------
              Total intangible assets
              subject to amortization                  23,263,139         4,299,662      18,963,477

        INTANGIBLE ASSETS NOT
          SUBJECT TO AMORTIZATION
        Product supply agreement                        2,382,000                 -       2,382,000
                                                      -----------      ------------     -----------
           Intangible assets, net                     $25,645,139      $  4,299,662     $21,345,477
                                                      ===========      ============     ===========

        Amortization expense charges totaled $1,090,368 and $1,079,686 for the years ended December 31, 2005 and 2004, respectively. At December 31, 2005, estimated future amortization expense would be approximately $1,792,000 for the years ending December 31, 2006, 2007 and 2008 and $880,000 for the years ending December 31, 2009 and 2010.

7.      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses consisted of the following at December 31:

                                                      2005         2004

        Accrued taxes                             $ 2,590,605   $2,977,509
        Trade payables                              1,593,180    2,091,815
        Customer rebates                            1,081,960    1,124,899
        Unrealized loss on
          foreign exchange contracts                  910,167            -
        Interest payable                              618,603       78,965
        Employee bonuses                              335,203      282,341
        Selling commissions                           229,855      227,761
        Other                                         217,366      126,911
        Professional fees                             211,471      123,473
        Employer 401(k) match                         151,881       74,948
        Salary                                        149,761      149,340
        Missoula facility closing                     137,964            -
        Marketing and advertising                     109,577      128,336
        Royalties                                     100,075       92,460
        Consulting contract (Note 15)                  98,280      376,505
        Deferred revenue                                    -      277,339
                                                  -----------   ----------
                                                  $ 8,535,948   $8,132,602
                                                  ===========   ==========

8.      DERIVATIVE INSTRUMENTS

        The Company has two types of derivative instruments which include interest rate cap contracts and forward foreign exchange contracts.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP CONTRACT
        The Company uses interest rate cap contracts to adjust the proportion of total debt that is subject to variable interest rates. The Company has interest rate cap contracts that are currently in effect and expire on March 31, 2008.

        Under the cap contract, the Company's interest rate is 'capped' at an agreed-upon rate for the notional principal amount as designated in the contract.

        While the cap contracts are utilized to reduce exposure to changes in the amount of future cash flows associated with the Company's interest payments on its variable-rate debt obligations, these instruments do not qualify for hedge accounting under FAS 133. Accordingly, the contracts are reflected at fair value in the consolidated balance sheet and all changes in fair value are included in interest expense in the consolidated statement of operations.

        At December 31, 2005 and 2004, the Company had an interest rate cap contract which capped LIBOR interest at 3.5% for one-half of the outstanding balances of the Term "A," Term "B," and Term "C" loans (Note
        6) expiring on March 31, 2006. In addition, the Company has entered into an interest rate cap contract, effective April 1, 2006, which capped LIBOR interest at 5.0% for three-fourths of the outstanding balances of the Term "A," Term "B," and Term "C" loans (Note 6) expiring on March 31, 2008. At December 31, 2005, the fair value of such interest rate cap contracts was $104,069, of which $39,127 was included in prepaid expenses and other assets, and $69,942 was included in other noncurrent assets. At December 31, 2004, the fair value of the interest rate cap contract was $24,414 and was included in other noncurrent assets.

        FORWARD FOREIGN EXCHANGE CONTRACTS
        The Company purchases approximately 40% of their inventory from Germany in transactions denominated in Euros. The Company uses forward foreign exchange contracts to reduce its exposure to changes in currency exchange rates. Forward contracts are purchased with lead times varying from one month to two years and are based on an estimate of foreign currency needs for future periods. These contracts do not qualify for hedge accounting under FAS 133 and are recorded at fair value on the Company's consolidated balance sheet and all of the related gains or losses are recognized in net income. Realized and unrealized gains and losses are recognized in the gain (loss) on forward exchange contracts, net on the statements of operations.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        At December 31, 2005, the Company had outstanding forward contracts in varying amounts (with expirations through December 2007) to purchase approximately 16,500,000 Euros. The Company also had range option contracts (with expirations through December 2006), with put and call amounts of 5,100,000 Euros and 3,736,000 Euros respectively. In addition, the Company had outstanding forward contracts in varying amounts (with expirations through June 2007) to purchase approximately 630 million Yen. At December 31, 2004, the Company had outstanding forward contracts in varying amounts (with expirations through December
        2006) to purchase approximately 10,575,000 Euros. The Company also had range option contracts (also with expirations through December 2006), with put and call amounts of 9,887,500 Euros and 7,014,000 Euros respectively. In addition, the Company had outstanding forward contracts in varying amounts (with expirations through June 2005) to purchase approximately 180 million Yen. At December 31, 2005, the fair value of such forward contracts was a net unrealized loss of $877,237, of which $910,167 was included in accounts payable and accrued expenses, and an unrealized gain of $32,930 was included in other noncurrent assets. At December 31, 2004, the fair value of such forward contracts was $1,329,716, of which $648,118 was included in prepaid expenses and other assets, and $681,598 was included in other noncurrent assets.

9.      LONG-TERM DEBT

        Long-term debt consisted of the following at December 31:

                                                     2005           2004

        Revolving credit facility; due
        June 30, 2006; maximum line of
        $10,000,000; floating interest
        rate at index plus an applicable
        margin of 1.75% or LIBOR plus an
        applicable margin of 3.25%                $   550,000    $   904,686

        Swing line credit facility;
        expires June 30, 2006; maximum
        line of credit of $500,000;
        floating interest rate at index
        plus an applicable margin of
        3.25%                                               -              -

        Term A Loan; due June 30, 2007;
        quarterly principal payments;
        floating interest rate at index
        plus an applicable margin of
        2.00% or LIBOR plus an
        applicable margin of 3.50%                  7,255,538     12,654,508

        Term B Loan; due June 30, 2008;
        quarterly principal payments;
        floating interest rate at index
        plus an applicable margin of
        2.50% or LIBOR plus an
        applicable margin of 4.00%                 15,067,688     15,868,668

        Term C Loan; due June 30, 2008;
        quarterly principal payments;
        floating interest rate at index
        plus an applicable margin of
        2.50% or LIBOR plus an
        applicable margin of 4.00%                  6,268,541      6,520,541

        Pennsylvania IDA loan, due June
        1, 2010; monthly payments of
        principal and interest; interest
        at 2%                                         322,794        392,035

       Obligation under capital lease                  51,397         16,676
                                                 ------------   ------------
             Total long-term debt                  29,515,958     36,357,114

       Less: Current portion                       (6,428,449)    (5,526,700)
                                                 ------------   ------------
                                                 $ 23,087,509   $ 30,830,414
                                                 ============   ============

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        Principal payments on all the loans are as follows:

        2006                                                  $  6,428,449
        2007                                                    13,091,428
        2008                                                     9,884,520
        2009                                                        78,472
        2010                                                        33,089
                                                              ------------
                 Total of remaining principal payments        $ 29,515,958
                                                              ============

        Effective April 30, 2004, the Company entered into a Amendment and Restatement ("the Agreement") of the Credit Agreement dated January 7, 2000 and Amendment and Restated on May 25, 2001 with the same syndicate of financial institutions.

        In accordance with the Agreement, borrowings related to the revolving credit facility, terms loans A, B, and C and swing line facility accrue interest at an elected rate of index plus an applicable margin or LIBOR plus an applicable margin. Margins are set based upon the leverage ratio in existence at the end of an interest period. At December 31, 2005 and 2004, the index rate was 7.25% and 5.25%, which yielded maximum rates of 9.75% and 7.75%, respectively. At December 31, 2005 and 2004, the contracted LIBOR was 3.71% and 2.52%, which yielded maximum rates of 7.21% and 6.01%, respectively. In addition to the interest, the Agreement calls for an unused credit line fee for the revolving loan of 0.5%. The unused credit under this facility at December 31, 2005 and 2004 was $9,450,000 and $9,053,314, respectively.

        The Agreement contains restrictions which, among other things, limit indebtedness, capital expenditures, and other defined transactions. The Agreement also requires maintenance of certain financial ratios and contains other restrictive covenants, including a minimum threshold of income from continuing operations before interest, taxes, depreciation and amortization. On March 25, 2005, the Company entered into Waiver and Amendment No. 2 to the existing revolving credit facility and term loans. This new agreement adjusted certain financial covenants to reflect expected financial performance for future periods though June 2006. At December 31, 2005 and 2004, the Company was in compliance with all their financial debt covenants. Significantly all assets of the Company are pledged as collateral for the loans associated with the Amendment and Restatement Agreement.

10.     MEMBERS' EQUITY

        As of December 31, 2005 and 2004, the Company had 100 LLC units outstanding, of which 98.04 units are held by an investor and 1.96 are held by management.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

11.     STOCK OPTION PLAN

        The Company issues non-qualified options to ASP/Miltex Group Holdings, Inc. ("ASP/Miltex Group") and Miltex Dental, Inc. ("Dental") to certain members of management. Under the plan, shares of common stock, $.01 par value, have been reserved for issuance for each company. The exercise prices of the awards are based on the fair value of each share at the grant date. The options vest 100% upon a change of control, 100% after six years, or prorata over five years based on achieving certain performance targets tied to consolidated EBITDA. As of December 31, 2005 and 2004, one management member had vested options. No other options have vested as the Company has not met such performance targets.

        102,631 share options for ASP/Miltex Group have been granted with an exercise price of $6.09, as well as 102,631 share options for Miltex Dental Inc. with an exercise price of $3.50. 22,935 shares each of ASP/Miltex and Miltex Dental Inc., which were issued to one management member, have vested. The exercise price of the options equaled the fair market value of the underlying stock on the date of grant.

        The following is a summary of the transactions relating to the plans:

                                                ASP/MILTEX GROUP            MILTEX DENTAL
                                             ------------------------   -----------------------
                                                            WEIGHTED                   WEIGHTED
                                                            AVERAGE                     AVERAGE
                                                            EXERCISE                   EXERCISE
                                                SHARES       PRICE         SHARES       PRICE

        OUTSTANDING AT JANUARY 1, 2004       $    85,397  $      6.09   $    85,397  $     3.50
        Granted                                   17,234         6.09        17,234        3.50
        Canceled                                       -         6.09             -        3.50
                                             -----------  -----------   -----------  ----------
        OUTSTANDING AT DECEMBER 31, 2004         102,631         6.09       102,631        3.50
        Granted                                        -         6.09             -        3.50
        Canceled                                       -         6.09             -        3.50
                                             -----------  -----------   -----------  ----------
        OUTSTANDING AT DECEMBER 31, 2005     $   102,631  $      6.09   $   102,631  $     3.50
                                             ===========  ===========   ===========  ==========

        The following table summarizes information about stock options as of December 31, 2005:

                                        OPTIONS       WEIGHTED       OPTIONS
                                      OUTSTANDING     AVERAGE      EXERCISABLE
                                          AT         REMAINING         AT
                                     DECEMBER 31,   CONTRACTUAL    DECEMBER 31,
        EXERCISE PRICE                   2005           LIFE           2005

        ASP/Miltex Group $6.09          102,631        3 years        22,935

        Miltex Dental $3.50             102,631        3 years        22,935

        The fair value of each option grant is estimated on the date of the grant using the minimum value option pricing model, assuming a dividend yield of 0%, volatility of 0%, and a risk-free rate of based upon the interest rates applicable at the time of granting the options which ranged from 1.50% to 3.83%. The weighted average of the risk-free rates utilized in this calculation was 2.81%.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

12.     INCOME TAXES

        The components of the income tax provision for the years ended December 31, 2005 and 2004 are as follows:

                                                    2005          2004
        CURRENT TAXES
        Federal                                $  1,940,255    $2,657,465
        State and city                              506,189       389,360
        Foreign                                      12,644             -
            Total current taxes                   2,459,088     3,046,825

        DEFERRED TAXES
        Federal                                    (521,664)     (651,461)
        State and city                             (125,660)     (156,927)
            Total deferred taxes                   (647,324)     (808,388)
            Income tax expense                 $  1,811,764    $2,238,437

        The components of the deferred tax asset (liability) recorded on the consolidated balance sheets as of December 31, 2005 and 2004 are as follows:

                                                        2005             2004

        DEFERRED INCOME TAX ASSETS
        Accounts receivable allowance               $     29,247    $    29,247
        Capitalized inventory costs                      250,402        289,334
        Inventory reserve                                352,916        346,530
        Accrued bonus                                          -         92,699
        Unrealized foreign exchange loss                 330,050              -
        Charitable contribution carryforward             554,197        787,185
        Other                                            143,760         77,635
                                                    ------------    -----------
             Total deferred income tax assets          1,660,572      1,622,630
                                                    ------------    -----------
        DEFERRED INCOME TAX LIABILITIES
        Depreciation                                    (810,455)      (881,070)
        Unrealized foreign exchange gain                       -       (540,891)
        Trademarks/patents and other intangibles      (5,859,832)    (5,925,857)
        Prepaid pension                                  (80,795)       (62,739)
                                                    ------------    -----------
             Total deferred income tax liabilities    (6,751,082)    (7,410,557)
                                                    ------------    -----------
             Net deferred income tax liabilities    $ (5,090,510)   $(5,787,927)
                                                    ============    ===========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. income tax rate to the income before income taxes as of December 31, are as follows:

                                                          2005          2004

        Federal income tax at the statutory rate     $  1,613,445    $2,296,989
        Nondeductible items and other perms                10,376        28,098
        State income taxes, net of
          federal tax benefit                             363,140       153,406
        Charitable contribution carryforward
          and other                                      (175,197)     (240,056)
                                                     ------------    ----------
                                                     $  1,811,764    $2,238,437
                                                     ============    ==========
13.     RETIREMENT PLANS

        The Company maintained two distinct defined contribution savings plan, the "Existing Plan" and the "Savings Plan." Effective June 2004, the Company terminated the Existing Plan and Savings Plan and transferred the assets into a separate defined contribution savings plan, the "Revised Plan." Each plan qualified under Section 401(k) of the Internal Revenue Code, for employees meeting certain service requirements. Participants could contribute up to 15% of their gross wages not to exceed, in any given year, the limitation set by Internal Revenue Service regulations. Each plan provided for matching contributions to be made by the Company up to a maximum amount of a participant's compensation. Such amounts are 6% for the Existing Plan and 3% for the Savings Plan through the date the plans were active. The Company will determine the "Revised Plan's" discretionary matching contribution at the end of the fiscal year based on the preliminary results of the Company's financial performance from year to year. As of December 31, 2005, the Company's matching contribution is a 45% match of employees' first 6% of contributions. Company contributions to the plans in 2005 and 2004, were approximately $160,000 and $172,000, respectively.

        Through December 1, 1997, the Company had a defined benefit pension plan (the "Plan") which covered substantially all employees. Effective December 1, 1997, the Company curtailed all future benefits. The defined benefits provided under the Plan were based on years of service and compensation levels. Pension costs under the Plan are actuarially computed and are recorded in accordance with Statement of Financial Accounting Standards No. 87, EMPLOYER'S ACCOUNTING FOR PENSIONS. The Company makes an annual contribution to the Plan equal to, at least, the minimum required by law and reflects estimates of long-term funding requirements to maintain the Plan, as determined by an independent actuary.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        The components of net periodic pension cost for the company-sponsored defined benefit plan are:

                                                           2005          2004

        Interest on the projected benefit obligation    $  22,552     $  21,569
        Expected return on plan assets                    (25,217)      (22,534)
        Amortization of unrecognized net loss              14,405         9,944
        Transition asset                                     (592)         (635)
                                                        ---------     ---------
            Net periodic pension cost, before
              settlement expenses                          11,148         8,344
        Settlement expense under FAS 88                         -        13,683
                                                        ---------     ---------
            Net periodic pension cost                   $  11,148     $  22,027
                                                        =========     =========

        Assumptions used to determine benefit obligations of the company-sponsored defined benefit pension plan were:

                                              2005                   2004

        Measurement date               December 31, 2005       December 31, 2004
        Discount rate                         5.5%                   6.0%
        Rate of increase in
          compensation levels                 N/A                    N/A

        Assumptions used to determine net periodic benefit cost of the company-sponsored defined benefit pension plan were:

                                            2005                     2004

        Measurement date             December 31, 2004         December 31, 2003
        Discount rate                       6.0%                     6.5%
        Expected return on
          plan assets                       7.0%                     7.0%

        The Company's expected rate of return on plan assets assumption was developed based on historical returns for the major asset classes. Given the current low interest rate environment, the Company selected 7.0% as the expected long-term rate of return.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        Since the plan is frozen, the projected benefit obligation equals the accumulated benefit obligation. The funded status and amounts recognized in the consolidated balance sheet for this plan were:

                                                                      2005            2004
        CHANGE IN BENEFIT OBLIGATION
        Net benefit obligation at the beginning of the year        $(375,860)      $(346,619)
        Interest cost                                                (22,552)        (21,569)
        Settlements                                                        -          27,306
        Actuarial loss                                              (105,843)        (34,978)
                                                                   ---------       ---------
            Net benefit obligation at the end of the year           (504,255)       (375,860)
                                                                   ---------       ---------

        CHANGE IN PLAN ASSETS
        Fair value of plan assets at beginning of year               322,995         242,910
        Actual return on plan assets                                  14,468          27,780
        Employer contributions                                        25,413          79,611
        Settlements                                                        -         (27,306)
                                                                   ---------       ---------
            Fair value of plan assets at end of year                 362,876         322,995
                                                                   ---------       ---------
            Funded status                                           (141,379)        (52,865)

        AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL
          POSITION CONSIST OF
        Prepaid benefit cost                                         149,736         135,471
        Accrued benefit liability                                   (291,115)       (188,336)
        Accumulated other comprehensive income                       291,115         188,336
        Intangible asset                                                   -               -
                                                                   ---------       ---------
                     Net amount recognized                         $ 149,736       $ 135,471
                                                                   =========       =========
        Increase (decrease) in minimum liability included in
          other comprehensive income                               $ 102,779       $ (43,008)
                                                                   =========       =========

        The Company expects to contribute $57,452 to its pension plan during the year ended December 31, 2006.

        The following benefit payments are expected to be paid:

         YEAR                                                         PENSION
        ENDING                                                        BENEFITS

        2006                                                       $    18,171
        2007                                                            18,171
        2008                                                            18,171
        2009                                                            18,171
        2010                                                            20,252
        2011-2015                                                      191,902
                                                                   -----------
                                                                   $   284,838
                                                                   ===========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        PLAN ASSETS

        The Company's pension plan weighted-average asset allocations at December 31, 2005 and 2004, by asset category are as follows:

                                                        2005          2004

        Equity securities                                 60%           65%
        Debt securities                                   37%           32%
        Other                                              3%            3%
                                                     --------      --------
                                                         100%          100%
                                                     ========      ========

14.     RELATED PARTY TRANSACTIONS

        The Company and the majority unit holder are parties to a management agreement that provides for the Company to pay an advisory fee of $400,000 per annum, plus expenses, to the majority unit holder. This expense is included in selling, general and administrative on the statement of operations and other comprehensive income (loss).

        Certain executives of the Company had notes payable totaling approximately $97,000 and $134,000 at December 31, 2005 and 2004, respectively. These amounts are included in prepaid expenses and other current assets on the balance sheet. Approximately $37,000 was repaid during the year ended December 31, 2005 and the balance of $97,000 was repaid in January 2006.

15.     COMMITMENTS AND CONTINGENCIES

        LEASE COMMITMENTS
        The Company leases certain office equipment under both operating and capital leases. Future minimum lease payments on the leases are as follows:

                                  CAPITAL         OPERATING      TOTAL

        2006                    $      18,173  $      32,163   $    50,336
        2007                           24,828         32,163        56,991
        2008                            5,468         32,163        37,631
        2009                            3,708         22,766        26,474
        2010                            1,545              -         1,545
                                -------------  -------------   -----------
                                $      53,722  $     119,255   $   172,977
                                =============  =============   ===========

        Rent expense was $42,293 and $37,681 for the years ended December 31, 2005 and 2004, respectively.

        CONSULTING CONTRACT
        The Company owes amounts under a consulting contract that requires the Company to make payments totaling $400,000 to an individual over a five year period through February 2006. The remaining portion of such amount is recorded in accounts payable and accrued expenses.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------

        LITIGATION

        The Company is subject to various lawsuits and claims with respect to labor, vendor and other matters arising out of the normal course of business. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management believes that the ultimate liabilities resulting from such lawsuits and claims will not materially affect the Company's consolidated results of operations, financial position or cash flow.

16.     ACQUISITIONS

        On January 14, 2004, the Company purchased the inventory and rights of the Mader line of surgical instruments from Hu-Freidy Manufacturing Company, Inc. for consideration of approximately $1,472,000, which was principally allocated to the cost of the inventory received.

ITEM 9.01(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED



ASP/MILTEX LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005

ASP/MILTEX LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
--------------------------------------------------------------------------------

                                                       MARCH 31,    DECEMBER 31,
                                                          2006          2005
                                                      -----------   -----------
ASSETS
Current assets
  Cash                                                                  216,101
  Accounts receivable, net of allowance for doubtful
    accounts of $75,000 in 2006 and 2005              $ 6,951,511   $ 7,729,230
  Inventory                                            15,505,256    14,711,127
  Deferred income taxes                                 1,413,557     1,660,572
  Prepaid expenses and other current assets               973,973       940,610
  Assets held for sale                                    402,501             0
                                                      -----------   -----------

      Total current assets                             25,246,798    25,257,640

Other assets                                              350,797       383,727
Property and equipment, net                             6,769,328     7,298,620
Deferred financing costs, net                           1,097,515     1,197,083
Goodwill                                               38,897,136    38,897,136
Other intangibles, net                                 19,841,968    20,285,212
                                                      -----------   -----------

      Total assets                                    $92,203,542   $93,319,418
                                                      ===========   ===========

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Cash overdraft                                      $   210,989   $         0
  Accounts payable and accrued expenses                 5,330,223     8,535,948
  Current portion of long-term debt                     8,372,309     6,428,449
                                                      -----------   -----------
      Total current liabilities                        13,913,521    14,964,397

Long-term debt                                         21,622,531    23,087,509
Other liabilities                                         681,919       684,304
Deferred income taxes                                   6,751,082     6,751,082
                                                      -----------   -----------
      Total liabilities                                42,969,053    45,487,292

Commitments and contingencies
Members' equity                                        49,234,489    47,832,126
                                                      -----------   -----------
      Total liabilities and members' equity           $92,203,542   $93,319,418
                                                      ===========   ===========

    The accompanying notes and the notes to the company's audited financial statements are an integral part of these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31
--------------------------------------------------------------------------------


                                                         2006           2005
                                                     -----------    -----------

Net sales                                            $15,623,070    $13,312,373
Cost of sales                                          8,699,979      8,140,327
                                                     -----------    -----------
           Gross profit                                6,923,091      5,172,046
                                                     -----------    -----------

OPERATING EXPENSES
  Selling, General and Administrative                  3,831,561      3,395,694
  Depreciation and amortization                          570,287        361,134
                                                     -----------    -----------
           Total operating expenses                    4,401,848      3,756,828
                                                     -----------    -----------
           Income from operations                      2,521,243      1,415,218
                                                     -----------    -----------

OTHER INCOME (EXPENSES)
  Interest expense                                      (743,293)      (825,295)
  Gain (loss) on forward foreign exchange
    contracts - net                                      448,022       (896,525)
                                                     -----------    -----------
           Total other expense - net                    (295,271)    (1,721,820)
                                                     -----------    -----------

           Income (loss) before provision for
              income taxes                             2,225,972       (306,601)
Provision for income tax expense (benefit)               823,610       (117,122)
                                                     -----------    -----------
              Net income (loss)                      $ 1,402,362    ($  189,479)
                                                     -----------    -----------

    The accompanying notes and the notes to the company's audited financial statements are an integral part of these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31
--------------------------------------------------------------------------------


                                                         2006           2005
                                                     -----------    -----------
Cash flows from operating activities
  Net income (loss)                                   $1,402,362      ($189,479)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                        704,765        481,068
    Amortization of financing costs                       99,568         99,647
    Unrealized gain (loss) on forward foreign
      exchange contracts                                (664,305)     1,030,053
    Deferred income taxes                                247,015       (423,677)
    Loss of sales of property and equipment                    0          1,007
    Changes in operating assets and liabilities:
      Accounts receivable                                777,719      2,362,516
      Inventory                                         (794,129)      (767,916)
      Prepaid expenses and other current assets          (33,363)        52,552
      Other assets                                       (26,708)        23,033
      Accounts payable and accrued expenses           (2,508,489)    (3,329,823)
      Other liabilities                                   (2,385)             0
                                                     -----------    -----------
        Net cash used in operating activities           (797,950)      (661,020)
                                                     -----------    -----------

Cash flows from investing activities
  Proceeds on sale of property and equipment                   0            150
  Purchases of property and equipment                   (103,127)      (296,396)
                                                     -----------    -----------
        Net cash used in investing activities           (103,127)      (296,246)
                                                     -----------    -----------

Cash flows from financing activities
  Proceeds from borrowings on credit facilities        3,106,547      2,960,346
  Proceeds from borrowings on cash overdraft             210,989        266,619
  Payments on borrowings on credit facilities         (2,632,560)    (2,401,375)
                                                     -----------    -----------
          Net cash provided by financing activities      684,976        825,590
                                                     -----------    -----------
          Net decrease in cash                          (216,101)      (131,676)

CASH
Beginning of period                                     $216,101       $131,676
End of period                                                 $0             $0
                                                     ===========    ===========

    The accompanying notes and the notes to the company's audited financial statements are an integral part of these consolidated financial statements.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    ORGANIZATION AND BUSINESS

      ASP/Miltex LLC, together with its wholly-owned subsidiaries, Miltex Holdings, Inc., ASP/Miltex Group Holdings, Inc. and Miltex Dental, Inc. (collectively, the "Company"), is a manufacturer and distributor of medical and dental instruments to health care product dealers throughout domestic and international markets. ASP/Miltex LLC has no separate assets or liabilities from Miltex Holdings, Inc. ASP/Miltex Group Holdings, Inc. and Miltex Dental, Inc. are subsidiaries of Miltex Holdings, Inc. The subsidiaries of ASP/Miltex Group Holdings, Inc. are, ASP/Miltex Holdings, Inc., Miltex, Inc., Miltex Technologies, Inc., Miltex GmbH and Meisterhand Instrument GmbH, a subsidiary of Miltex GmbH acquired in January 2005. The subsidiaries of Miltex Dental, Inc. are, Miltex Dental Technologies, Inc., Miltex Dental Instruments, Inc. and Endosolutions, Inc.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principals ("GAAP") for interim financial statements and on the same basis of presentation as the Company's annual financial statements. Accordingly, they do not include all of the information required by GAAP for complete consolidated financial statements.

      These consolidated financial statements have been prepared by management, are unaudited, and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report for the year ended December 31, 2005. In the opinion of management, all adjustments (consisting of normal recurring accruals and other adjustments) considered necessary for a fair statement have been included.

      USE OF ESTIMATES

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and consolidated liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and consolidated expenses during the reporting period. Significant estimates made by management include allowance for doubtful accounts, inventory obsolescence, depreciation, amortization and accrued expenses. Actual consolidated results could differ from those estimates.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

      STOCK OPTIONS

      On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment Compensation" ("FAS 123(R)") which requires compensation expense be recognized for all share-based payments made to employees based on the fair value of the award at the date of grant. The Company adopted FAS 123(R) using the prospective method in which compensation expense for all new or modified stock awards, measured by the grant-date fair value of the awards, will be charged to earnings prospectively over the remaining vesting period, based on the estimated number of awards that are expected to vest. Under this transition method, the results of operations of prior periods have not been restated. Because there have been no modifications or new issuances of awards since adoption, the impact is not material to the three months ended March 31, 2006.

      RECLASSIFICATIONS

      Certain prior year amounts have been reclassified for consistent presentation.

3.    RESTRUCTURING

      On August 22, 2005, Company's management announced a plan to consolidate the operations from the Missoula, MT manufacturing facility into the York, PA facility. The consolidation was completed on January 31, 2006, and the Missoula facility has been placed on the market for sale. The Missoula facility asset is categorized as "assets held for sale" on the March 31, 2006 balance sheet. The costs associated with the move are substantially complete, totaling approximately $257,000, of which approximately $86,000 was incurred in the first quarter of 2006.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

4.    INVENTORY CONSISTED OF THE FOLLOWING:

                                        MARCH 31,         DECEMBER 31,
                                          2006               2005
                                          ----               ----
Raw Material                              $443,074           $367,896
Work in process                          1,074,039          1,118,138
Merchandise for resale                  14,893,143         14,130,093
                                       -----------        -----------
                                        16,410,256         15,616,127
Less:  Allowance for obsolescence         (905,000)          (905,000)
                                       -----------        -----------
                                       $15,505,256        $14,711,127
                                       ===========        ===========


5.    PROPERTY AND EQUIPMENT, NET

      Property and equipment consisted of the following:

                                                   MARCH 31,        DECEMBER 31,
                                                     2006               2005
                                                     ----               ----
Land                                                $450,000          $625,000
Building and improvements                          3,273,207         3,533,946
Machinery and equipment                            4,407,175         4,364,981
Computer equipment                                 2,129,742         2,067,449
Furniture and fixtures                               803,864           800,328
Construction in progress                              64,816            64,816
Equipment under capital lease                         55,066            55,066
                                                  ----------        ----------
Property and equipment, gross                     11,183,870        11,511,586
Less:  Accumulated depreciation and
amortization                                      (4,414,542)       (4,212,966)
                                                  ----------        ----------
Property and equipment, net                       $6,769,328        $7,298,620
                                                  ==========        ==========


      Depreciation and amortization expense for the quarter ended March 31, 2006 was $234,813.


6.    DERIVATIVE INSTRUMENTS

      The Company has two types of derivative instruments which include interest rate cap contracts and forward foreign exchange contracts.

      INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP CONTRACT

      The Company uses interest rate cap contracts to adjust the proportion of total debt that is subject to variable interest rates. The Company has interest rate cap contracts that are currently in effect and expire on March 31, 2008.

      Under the cap contract, the Company's interest rate is "capped" at an agreed-upon rate for the notional principal amount as designated in the contract.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

      While the cap contracts are utilized to reduce exposure to changes in the amount of future cash flows associated with the Company's interest payments on its variable-rate debt obligations, these instruments do not qualify for hedge accounting under FAS 133. Accordingly, the contracts are reflected at fair value in the consolidated balance sheet and all changes in fair value are included in interest expense in the consolidated statement of operations.

      The Company has entered into an interest rate cap contract, effective April 1, 2006, which capped LIBOR interest at 5.0% for three-fourths of the outstanding balances of the Term "A," Term "B," and Term "C" loans expiring on March 31, 2008. At March 31, 2006, the fair value of such interest rate cap contracts was $104,069, of which $39,127 was included in prepaid expenses and other assets, and $69,942 was included in other noncurrent assets.

      FORWARD FOREIGN EXCHANGE CONTRACTS

      The Company purchases approximately 40% of their inventory from Germany in transactions denominated in Euros. The Company uses forward foreign exchange contracts to reduce its exposure to changes in currency exchange rates. Forward contracts are purchased with lead times varying from one month to two years and are based on an estimate of foreign currency needs for future periods. These contracts do not qualify for hedge accounting under FAS 133 and are recorded at fair value on the Company's consolidated balance sheet and all of the related gains or losses are recognized in net income. Realized and unrealized gains and losses are recognized in the gain (loss) on forward exchange contracts, net on the statements of operations.

      At March 31, 2006, the Company had outstanding forward contracts in varying amounts (with expirations through December 2007) to purchase approximately 15,225,000 Euros. The Company also had range option contracts (with expirations through December 2006), with put and call amounts of 3,825,000 Euros and 2,630,000 Euros respectively. In addition, the Company had outstanding forward contracts in varying amounts (with expirations through June 2007) to purchase approximately 525 million Yen. At March 31, 2006, the fair value of such forward contracts was a net unrealized loss of $213,000, which was included in accounts payable and accrued expenses.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

7.    LONG-TERM DEBT

      Long-term debt consisted of the following:

                                                        MARCH 31,  DECEMBER 31,
                                                           2006        2005
                                                       ----------- ------------
Revolving credit facility; due June 30, 2006; maximum
line of $10,000,000; floating interest rate at index
plus an applicable margin of 1.75% or LIBOR plus an
applicable margin of 3.25%                              $2,493,861     $550,000

Term A Loan; due June 30, 2007; quarterly principal
payments; floating interest rate at index plus an
applicable margin of 2.00% or LIBOR plus an applicable
margin of 3.50%                                          5,913,209    7,255,538

Term B Loan; due June 30, 2008; quarterly principal
payments; floating interest rate at index plus an
applicable margin of 2.50% or LIBOR plus an applicable
margin of 4.00%                                         15,025,384   15,067,688

Term C Loan; due June 30, 2008; quarterly principal
payments; floating interest rate at index plus an
applicable margin of 2.50% or LIBOR plus an applicable
margin of 4.00%                                          6,205,541    6,268,541

Pennsylvania IDA loan, due June 1, 2010; monthly
payments of principal and interest; interest at 2%         305,266      322,794

Obligation under capital lease                              51,579       51,397
                                                       -----------  -----------

Total long-term debt                                    29,994,840   29,515,958

Less:  Current Portion                                  (8,372,309)  (6,428,449)
                                                       -----------  -----------
                                                       $21,622,531  $23,087,509
                                                       ===========  ===========


      Principal payments on all the loans are
      as follows:

2006                                                    $6,907,331
2007                                                    13,091,428
2008                                                     9,884,520
2009                                                        78,472
2010                                                        33,089
                                                       -----------
            Total of remaining principal payments      $29,994,840
                                                       ===========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

8.    STOCK OPTION PLAN

      The Company issues non-qualified options to ASP/Miltex Group Holdings, Inc. ("ASP/Miltex Group") and Miltex Dental, Inc. ("Dental") to certain members of management. Under the plan, shares of common stock, $.01 par value, have been reserved for issuance for each company. The exercise prices of the awards are based on the fair value of each share at the grant date. The options vest 100% upon a change of control, 100% after six years, or prorata over five years based on achieving certain performance targets tied to consolidated EBITDA. As of March 31, 2006 and 2005, one management member had vested options. No other options have vested as the Company has not met such performance targets.

      102,631 share options for ASP/Miltex have been granted with an exercise price of $6.09, as well as 102,631 share options for Miltex Dental Inc. with an exercise price of $3.50. 22,935 shares each of ASP/Miltex and Miltex Dental Inc., which were issued to one management member, have vested. Of the 102,631 granted share options, 8,792 were cancelled in the first quarter of 2006 for each of ASP/Miltex and Miltex Dental due to employee terminations.

      The following is a summary of the transactions relating to the plans:

                                    ASP/MILTEX GROUP           MILTEX DENTAL
                                 ----------------------    ---------------------
                                            WEIGHTED                   WEIGHTED
                                            AVERAGE                     AVERAGE
                                            EXERCISE                   EXERCISE
                                  SHARES     PRICE          SHARES       PRICE

Outstanding at January 1, 2005   102,631       $6.09       102,631        $3.50
Granted                                0        6.09             0         3.50
Canceled                               0        6.09             0         3.50
                                 --------   ---------      --------   ----------
Outstanding at Dec. 31, 2005     102,631        6.09       102,631         3.50
Granted                                0        6.09             0         3.50
Canceled                         (8,792)        6.09       (8,792)         3.50
                                 --------   ---------      --------   ----------
Outstanding at March 31, 2006     93,839       $6.09        93,839        $3.50
                                 ========   =========      ========   ==========


      The following table summarizes information about stock options as of March 31, 2006:

                                       OPTIONS         WEIGHTED        OPTIONS
                                     OUTSTANDING       AVERAGE       EXERCISABLE
                                         AT           REMAINING           AT
                                      MARCH 31,      CONTRACTUAL      MARCH 31,
EXERCISE PRICE                          2006             LIFE            2006
                                     -----------     -----------     -----------

ASP/Miltex Group $6.09                 93,839         2.75 years          22,935

Miltex Dental $3.50                    93,839         2.75 years          22,935


      On January 1, 2006, the Company adopted FAS 123(R) using the prospective method. Under the prospective method, only new or modified stock awards are charged to earnings as compensation expense over the remaining vesting period. Because there have been no modifications or new issuances of awards since adoption, the Company has not recognized any compensation expense.

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9.    INCOME TAXES

      The components of the income tax provision for the quarters ended March 31, 2006 and 2005 are as follows:

                            2006           2005
                          --------      ---------
CURRENT TAXES
Federal                   $515,900       $274,286
State and city              60,695         32,269
Foreign                          0              0
                          --------      ---------
Total Current Taxes        576,595        306,555
                          --------      ---------

DEFERRED TAXES
Federal                    221,013       (379,079)
State and city              26,002        (44,598)
                          --------      ---------
Total Deferred Taxes       247,015       (423,677)
                          --------      ---------
Income Tax Expense        $823,610      ($117,122)
                          ========      =========

ASP/MILTEX LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

10.   SUBSEQUENT EVENT

      On May 12, 2006, American Securities Capital Partners sold Miltex Holdings, Inc. and Subsidiaries to Integra Lifesciences Holding Corp. for total consideration of $102,700,000. Prior to or as part of the transaction, all debt was retired, all interest rate and foreign currency hedge contracts were unwound and realized, and all stock options were settled.

ITEM 9.01(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 12, 2006, Integra LifeSciences Corporation (the "Buyer"), a wholly owned subsidiary of the Company, completed the acquisition of the outstanding stock of Miltex. The total purchase price was $102.7 million and included $1.7 million of transaction related costs. The Miltex acquisition is accounted for under Statement of Financial Accounting Standards No. 141, "Business Combinations".

Miltex is one of the largest suppliers of hand-held, non-powered surgical and dental instruments, designed for use at surgical facilities, dental offices, ambulatory surgery centers and veterinarian offices. Miltex offers a broad selection of high-quality instruments. Miltex primarily sources finished products from a network of over 150 skilled instrument manufacturers, many of whom exclusively supply products to Miltex for the North American market. Most of these purchasing activities are conducted from its Reitheim-Weilheim, Germany facilities. Miltex also manufactures certain dental products at its York, Pennsylvania facilties. Miltex employed approximately 190 people as of May 12, 2006. Certain officers of Miltex entered into employment agreements at the closing. Excluded from the purchase was Miltex's closed facility in Missoula, Montana, the ownership of which was transferred to a third party prior to closing.

The Company's management believes the acquisition is a strategic fit with the Company's instrument segment as Miltex, which participates in the alternate site, dental and veterinary markets, is expected to provide a broader platform to grow the business line. It is also expected that Miltex will continue to operate on a stand-alone basis. Therefore, no major structural changes to the business are expected and all identifiable assets and employees have been retained.

The unaudited pro forma condensed combined balance sheet as of March 31, 2006 was prepared by combining the historical balance sheet of the Company at March 31, 2006 with the historical balance sheet of Miltex at March 31, 2006, giving effect to the acquisition as though it was completed on March 31, 2006.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 were prepared by combining the Company's historical statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 with Miltex's historical statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively, giving effect to the acquisition as though it was completed on January 1, 2005. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.

In addition, the Company has included the Radionics Division of Tyco Healthcare Group LP ("Radionics") in the pro forma statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 (including pro forma adjustments) giving effect to the acquisition as though it was completed on January 1, 2005. As the transaction closed on March 3, 2006, the assets and liabilities of Radionics are fully reflected in the balance sheet as of March 31, 2006 and the results of operating from January 1, 2006 to March 3, 2006 were derived from Radionics historical unaudited financial statements for that period. The Company filed a Form 8-K/A on May 12, 2006 for the Radionics acquisition.

These pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. These pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2006

In thousands

                                                                  INTEGRA
                                                               LIFESCIENCES
                                                                  HOLDINGS                                               PRO FORMA
                                                                CORPORATION      MILTEX       ADJUSTMENTS     NOTE       COMBINED
                                                               ------------    -----------    ------------   ------    ------------
ASSETS:
Current Assets:
    Cash and cash equivalents                                  $    22,393     $       --     $        --              $    22,393
    Short-term investments                                          63,787             --         (38,703)     (a)          25,084
    Accounts receivable, net                                        56,607          6,952                                   63,559
    Inventories, net                                                77,153         15,505           1,269      (b)          93,927
    Deferred tax assets                                             11,728          1,413              12      (h)          13,153
    Prepaids and other current assets                               11,158            974                                   12,132
                                                               ------------    -----------    ------------             ------------
         Total current assets                                      242,826         24,844         (37,422)                 230,248

    Non-current investments                                         11,683             --              --                   11,683
    Property, plant and equipment, net                              29,079          7,172             527      (c)          36,778
    Identifiable intangible assets, net                            108,069         19,842          10,658      (d)         138,569
    Goodwill                                                        94,075         38,897          13,978      (d)         146,950
    Other non-current assets                                         5,899          1,448          (1,097)     (f)           6,250
                                                               ------------    -----------    ------------             ------------
         Total Assets                                          $   491,631     $   92,203     $   (13,356)             $   570,478
                                                               ============    ===========    ============             ============
Liabilities:
    Borrowings under senior credit facility                    $    16,000     $       --     $    64,000      (a)     $    80,000
    Current portion of long-term debt                                               8,372          (8,372)     (e)               -
    Accounts payable, trade                                         10,054          1,261                                   11,315
    Income taxes payable                                               476                                                     476
    Deferred revenue                                                 5,792                                                   5,792
    Accrued expenses and other current liabilities                  21,446          4,280            (213)     (g)          25,513
                                                               ------------    -----------    ------------             ------------
         Current Liabilities                                        53,768         13,913          55,415                  123,096
    Long term debt                                                 118,169         21,623         (21,623)     (e)         118,169
    Deferred tax liabilities                                         3,946          6,751           2,086      (h)          12,783
    Other non-current liabilities                                    6,700            682                                    7,382
                                                               ------------    -----------    ------------             ------------
         Total Liabilities                                         182,583         42,969          35,878                  261,430
Stockholders' Equity:
    Common stock and paid-in capital, net of treasury stock        266,324         30,588         (30,588)     (e)         266,324
    Accumulated other comprehensive income (loss)                   (2,910)          (130)            130      (e)          (2,910)
    Retained earnings                                               45,634         18,776         (18,776)     (e)          45,634
                                                               ------------    -----------    ------------
         Total Stockholders' equity                                309,048         49,234         (49,234)                 309,048
                                                               ------------    -----------    ------------             ------------
         Total Liabilities and Stockholders' equity            $   491,631     $   92,203     $   (13,356)             $   570,478
                                                               ============    ===========    ============             ============


See notes to the pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005

In thousands, except per share amounts

                                                   INTEGRA
                                                LIFESCIENCES
                                                   HOLDINGS       IMPACT OF                                               PRO FORMA
                                                 CORPORATION      RADIONICS       MILTEX       ADJUSTMENTS     NOTE       COMBINED
                                                ------------    ------------    -----------    ------------   ------    ------------
TOTAL REVENUE                                   $    277,935    $     68,727    $    61,981    $         --             $   408,643

COSTS AND EXPENSES:
Cost of product revenues                             107,052          25,884         35,624              91   (2),(4)       168,622
Research and development                              11,960           3,416                                                 15,376
Sales, general and administrative                     98,273          23,110         14,371                                 135,754
Intangible asset amortization                          4,545           3,749          1,090             135   (2),(6)         9,548
                                                ------------    ------------    -----------    ------------             -----------
     Total costs and expenses                        221,830          56,159         51,085             226                 329,300

Operating income                                      56,105          12,568         10,896            (226)                 79,343

Interest income                                        3,900          (1,818)            --            (968)  (1)             1,114
Interest (expense)                                    (4,165)           (880)        (3,322)           (672)  (3)            (9.039)
Other income (expense), net                             (739)             --         (2,829)             --                  (3,568)
                                                ------------    ------------    -----------    ------------             -----------

Income before taxes                                   55,101           9,870          4,745          (1,866)                 67,850

Income tax expense (benefit)                          17,907           2,875          1,812            (728)  (5)            21,866
                                                ------------    ------------    -----------    ------------             -----------

Net income                                      $     37,194    $      6,995    $     2,933    $     (1,138)            $    45,984

Weighted average shares outstanding
     Basic                                            30,195                                                                 30,195
     Diluted                                          34,565                                                                 34,565

Net income per share
     Basic                                      $       1.23                                                            $      1.52
     Diluted                                    $       1.15                                                            $      1.40


See notes to the pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2006

In thousands, except per share amounts

                                                   INTEGRA
                                                LIFESCIENCES
                                                   HOLDINGS       IMPACT OF                                               PRO FORMA
                                                 CORPORATION      RADIONICS       MILTEX       ADJUSTMENTS     NOTE       COMBINED
                                                ------------    ------------    -----------    ------------   ------    ------------
TOTAL REVENUE                                   $    77,135     $    10,548     $    15,623    $      --                $   103,306

COSTS AND EXPENSES:
Cost of product revenues                             27,937           4,017           8,700           23     (2),(4)         40,677
Research and development                              3,173             597                                                   3,770
Sales, general and administrative                    31,120           3,930           3,932                                  38,982
Intangible asset amortization                         1,281              --             470         (164)    (2),(6)          1,587
                                                ------------    ------------    -----------    ------------             ------------
     Total costs and expenses                        63,511           8,544          13,102         (141)                    85,016

Operating income                                     13,624           2,004           2,521          141                     18,290

Interest income                                       1,024                                         (300)    (1)                724
Interest (expense)                                   (1,682)                           (743)        (255)    (3)             (2,680)
Other income (expense), net                              32               --            448            --                       480
                                                ------------    ------------    -----------    ------------             ------------

Income before taxes                                  12,998           2,004           2,226         (414)                    16,814

Income tax expense (benefit)                          4,293             661             824         (161)    (5)              5,617
                                                ------------    ------------    -----------    ------------             ------------

Net income                                      $     8,705     $     1,343     $     1,402    $    (253)               $    11,197

Weighted average shares outstanding
     Basic                                           29,585                                                                  29,585
     Diluted                                         33,828                                                                  33,828

Net income per share
     Basic                                      $      0.29                                                             $      0.38
     Diluted                                    $      0.28                                                             $      0.36


See notes to the pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.    Basis of Pro Forma Presentation

For the pro forma condensed combined balance sheet, the $102.7 million purchase price, including $1.7 million of costs incurred by the Company directly as a result of the acquisition, has been allocated based on management's preliminary estimate of the fair values of assets acquired and liabilities assumed as of May 12, 2006. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and there could be significant adjustments when the valuation is finalized. The preliminary purchase price allocation is as follows (in thousands):

Inventory                              $ 16,774
Other current assets                      9,707
Property and equipment, net               7,699
Intangible assets                        30,500
Goodwill                                 49,564
Other assets                                295
Liabilities assumed                     (11,836)
                                       --------
Total purchase price                   $102,703

The acquired intangible assets consist primarily of customer relationships, trade names, patents and unpatented technology (know how). The Miltex trade name, which totaled approximately $13.5 million, is considered an indefinite lived asset and will not be amortized. The remaining intangible assets, which totaled approximately $17 million, will be amortized over lives ranging from 4 to 15 years, as follows (in thousands):

                                                 Amount         Life
                                                 -------      --------
Customer-related                                 $15,000      15 years
Trade names (Moyco, Union Broach, Thompson)          300       4 years
Trade name (Endosolutions)                           300      15 years
Trade name (Vantage)                                 200      15 years
Trade name (Meisterhand)                             100      15 years
Patents                                              700      10 years
Unpatented technology (know how)                     400      10 years
                                                 -------
                                                 $17,000

The goodwill recorded is based on the benefits the Company expects to generate from the future cash flows of the ongoing Miltex business.

2.    Pro Forma Adjustments

Certain reclassifications have been made to the Miltex historical financial statements to conform to the Company's financial statement presentation. In addition, certain reclassifications have been made to the Company's 2005 statement of operations to conform to the current financial statement presentation.

The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

      a) To finance the acquisition, the Company liquidated $38.7 million of its short-term investments and borrowed $64 million under its existing credit facility.

      b) This adjustment is made primarily to increase Miltex's finished goods inventory as of May 12, 2006 to estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of the Company.

      c) These adjustments are made to increase Miltex's property, plant and equipment as of May 12, 2006 to its estimated fair value and to remove $402,500 of net book value associated with the closed Missoula, Montana facility excluded from the purchase.

      d) These adjustments are made to reflect the estimated fair value of the intangible assets and remaining goodwill as of May 12, 2006 and an adjustment to eliminate historical intangible assets and goodwill of Miltex.

      e) This adjustment is made to eliminate Miltex's debt and stockholder's equity as of May 12, 2006.

      f) This adjustment is made to eliminate the deferred financing costs associated with Miltex's long-term debt.

      g) This adjustment is made to eliminate the unrealized foreign exchange losses related to Miltex's hedges which were terminated prior to the closing as a condition to the transaction.

      h) These adjustments are recorded to reflect the deferred tax assets and liabilities arising from the book and tax differences resulting primarily from the recognition of intangible assets, net operating losses, unrealized foreign exchange losses and charitable contributions.

The following are descriptions of the pro forma condensed combined statement of operations adjustments:

      1) These adjustments reflect the decrease in interest income earned by the Company ($38.7 million multiplied by the Company's average return of 2.5% for 2005 and 3.1% for the first three months of
            2006).

      2) This adjustment records amortization expense of $1.2 million for 2005 and $0.3 million for the first three months of 2006 for the $17 million of intangible assets subject to amortization (see table above) on a straight-line basis over their amortizable lives ranging from 4 to 15 years. Amortization of unpatented technology (know how) of $40,000 for 2005 and $10,000 for the first three months of 2006 is included in cost of products sold.

      3) These adjustments represent the net of increase in interest expense associated with the $64 million borrowing under the Company's existing credit facility (at a variable rate of 6.25% for 2005 and 6.25% for the first three months of 2006) as a result of the payment of the purchase price as if paid on January 1, 2005 net of the interest expense on Miltex long-term debt. A change of one-eighth of one percent in the interest rate on the Company's borrowing would impact interest expense by $80,000 in 2005 and $20,000 for the first three months of 2006.

      4) These adjustments record the depreciation for the $982,000 step up in the fair value of fixed assets ($98,000 in 2005 and $25,000 for the first three months of 2006) and the elimination of depreciation associated with the closed Missoula, Montana facility excluded from the transaction ($6,945 in 2005 and $1,736 for the first three months of 2006).

      5) This adjustment is based on the pre-tax income effect of the pro forma adjustments using the historical statutory tax rate.

      6) These adjustments eliminate the amortization of existing Miltex intangible assets ($1,090,000 in 2005 and $470,000 for the three months ended March 31, 2006).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

      DATE: JULY 28, 2006              BY: /s/ STUART M. ESSIG
                                           -----------------------------
                                           STUART M. ESSIG
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit
--------------    ----------------------

23.1              Consent of PricewaterhouseCoopers LLP